UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2007

BIOMETRX, INC.
(Exact name of registrant as specified in its Charter)

Delaware	0-15807	31-1190725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 North Broadway, Suite 204, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 937-2828
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On January 17, 2007, bioMETRX, Inc. (the “Company”) entered into several agreements with BLX Funding LLC (“BLX”) whereby BLX will purchase the Company’s accounts receivable in factoring transactions.

Pursuant to the agreements, BLX will purchase accounts receivables from the Company and varying discounts from the face value of the individual accounts receivable dependent upon the age of the receivable. The discounts range from 2.5% for receivables 30 days or less to 15% for receivables that are older than 90 days. BLX will advance to the Company 80% of the face amount of each of the accounts receivable it elects to purchase.

In addition to the factoring arrangement, the Company and BLX entered into a Funding Agreement whereby BLX arranged to provide the Company with Letters of Credit necessary for the Company to acquire the goods required to fulfill outstanding purchase orders. As of the date hereof, BLX has opened a Letter of Credit on behalf of the Company in the amount of $1,040,400 for the benefit of the Company’s third party manufacturer. Pursuant to the Funding Agreement, the Company will pay BLX 2.5% of the Letter of Credit amount for the first 30 days, thereafter the Company has agreed to pay BLX .84% of the Letter of Credit amount for each additional 10 day period the Letter of Credit is outstanding beyond the initial 30 day period. In addition, the Company paid BLX prior to opening the Letter of Credit an amount equal to .5% of the Letter of Credit amount to cover costs incurred by BLX with the opening of the Letter of Credit.

As a condition precedent to the obligation of BLX entering into the various agreements and arrangements with the Company, its CEO was required to provide BLX a Performance Guaranty guarantying (a) the due and punctual performance by the Company of the representations contained in the agreements (b) the payment (and not merely the collectibility) of any loss, liability or expense incurred by BLX in the event any one or more of the representations is untrue in any respect or fail to be performed and (c) the payment (and not merely the collectibility) of any other obligation owed by the Company to BLX of any nature. The Company has agreed to issue the CEO 50,000 shares of its common stock as consideration for providing the Company his guarantee and the Company has agreed to make additional financial accommodations to the CEO in the event there is a demand or claim against Mr. Basile arising out of the personal guarantee.

Item 9.01	Financial Statements and Exhibits

c)	Exhibits
	99.1	Corporate Certificate
	99.2	Factoring Agreement between BLX Funding LLC and the Registrant effective January 17, 2007
	99.3	Funding Agreement between BLX Funding LLC and the Registrant effective January 17, 2007
	99.4	Letter Amending Agreement to January 17, 2007
	99.5	Performance Guaranty between BLX Funding LLC and Mark R. Basile
	99.6	Purchase and Sale Agreement between BLX Funding LLC and the Registrant effective January 17, 2007
	99.7	Right of Set-Off Letter dated January 17, 2007
	99.8	Security Agreement between BLX Funding LLC and the Registrant effective January 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMETRX, INC. (Registrant)

Date: January 19, 2006	By:	/s/ J. Richard Iler
J. Richard Iler Chief Financial Officer